                                  EXHIBIT 11

                      BROWN & SHARPE MANUFACTURING COMPANY
                      ------------------------------------
               STATEMENT REGARDING COMPUTATION OF PER SHARE DATA*
               -------------------------------------------------
                 (dollars in thousands, except per share data)

                                                 Dec. 31,  Dec. 31,   Dec. 25,
                                                   1995      1994       1993
                                                 --------  ---------  ---------
     Primary
      Average shares outstanding                    8,715     6,057      4,969
      Net effect of dilutive stock options --
       based on the treasury stock method
       using average market price                      58         -          -
                                                   ------  --------    -------
      Total                                         8,773     6,057      4,969
                                                   ======  ========    =======

      Net income (loss)                            $1,926  $(14,335)   $(2,416)
                                                   ======  ========    =======

      Per share amount                             $  .22  $  (2.37)   $  (.49)
                                                   ======  ========    =======

     Fully Diluted
      Average shares outstanding                    8,715     6,057      4,969
      Net effect of dilutive stock options --
       based on the treasury stock method
       using the year-end market price, if
       higher than average market price               143         -          -
      Assumed conversion of 9-1/4% convertible
       subordinated debentures                          *         *          *
                                                   ------  --------    -------
      Total                                         8,858     6,057      4,969
                                                   ======  ========    =======

      Net income (loss)                            $1,926  $(14,335)   $(2,416)
                                                   ======  ========    =======

      Per share amount                             $  .22  $  (2.37)   $  (.49)
                                                   ======  ========    =======

    * Conversion of the 9-1/4% convertible subordinated debentures is not assumed in the computation because its effect is anti-dilutive.